Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM REPORTS PRELIMINARY SALES FOR FISCAL 2013

— Sales Increase 20.8% on 6.5% Comp Sales In Fiscal Fourth Quarter —
—  Updates Financial Expectations For Fiscal 2013  —

—  Provides Preliminary Guidance For Fiscal 2014  —

HOUSTON, February 18, 2014 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (the “Company”) (NASDAQ: MFRM) today reported preliminary net sales for the fourth fiscal quarter (13 weeks) and full fiscal year (52 weeks) ended January 28, 2014.  Net sales for the fourth fiscal quarter increased 20.8% to $312 million, reflecting comparable-store sales growth of 6.5% and the addition of new and acquired stores. Net sales for the full fiscal year increased 20.8% to $1,217 million, reflecting comparable-store sales growth of 1.3% and the addition of new and acquired stores.

“The increase in net sales for the fourth fiscal quarter and for the full fiscal year 2013 continues to reflect our deliberate growth initiatives,” stated Steve Stagner, Mattress Firm’s president and chief executive officer. “However, while we are proud of the relentless efforts of our sales force in the face of a tough consumer environment, we now recognize that, although our results are not yet final, our earnings per share for the fiscal year will be below our expectations. The consumer environment and unusually inclement weather conditions in a number of our primary markets presented challenges that we were unable to fully overcome.  The effects of our ongoing efforts to drive higher sales conversion and traffic during the fourth quarter resulted in a decrease in operating margin of approximately 200 to 230 basis-points as compared with prior year results. We remain committed to our strategy of driving continued sales growth, increasing relative market share across the chain and positioning the Company for long-term growth of shareholder value as the largest and fastest growing mattress specialty retailer in the United States.”

Reported sales results are preliminary and remain subject to adjustment until the filing of the Company’s Annual Report on Form 10-K with the U.S. Securities and Exchange Commission.

The Company expects to report its finalized fourth fiscal quarter and full 2013 fiscal year results by the end of March 2014.

Net Sales and Store Unit Information

The components of the net sales increase for the thirteen and fifty-two weeks ended January 28, 2014 as compared to the corresponding prior year period were as follows (in millions):

	Increase (Decrease) in Net Sales
	Thirteen Weeks	Fifty-Two Weeks
	Ended	Ended
	January 28, 2014	January 28, 2014
Comparable-store sales	$16.6	$13.0
New stores	34.6	132.0
Acquired stores	6.6	78.4
Closed stores	(3.9)	(13.9)
	$53.9	$209.5

5815 Gulf Freeway • Houston, TX • 77023 • Phone: 713-923-1090 • Fax: 713-923-1096

The activity with respect to the number of Company-operated store units for the thirteen and fifty-two weeks ended January 28, 2014 was as follows:

	Thirteen Weeks	Fifty-Two Weeks
	Ended	Ended
	January 28, 2014	January 28, 2014
Store units, beginning of period	1,155	1,057
New stores	33	154
Acquired stores	46	46
Closed stores	(9)	(32)
Store units, end of period	1,225	1,225

Updated Financial Guidance for Fiscal Year 2013

The Company is updating its guidance for the full fiscal year (52 weeks) ended January 28, 2014 (“fiscal year 2013”).  The Company reports earnings per diluted share on a generally accepted accounting principles basis (“GAAP EPS”) and on a non-GAAP adjusted basis, excluding acquisition-related and ERP system implementation costs (“Adjusted EPS”).

Full Fiscal Year Ended January 28, 2014	Prior Guidance	Updated Guidance
Net sales (in billions)	$1.217 to $1.224	$1.217
New stores	140 to 150	154
Acquired stores	44	46
Net store unit increase	155 to 160	168
GAAP EPS	$1.65 to $1.73	$1.53 to $1.55
Acquisition-related costs per share	$0.03	$0.03
ERP system implementation costs per share	$0.07	$0.07
Store impairment charge	—	$0.01
Adjusted EPS	$1.75 to $1.83	$1.64 to $1.66
Comparable-store sales growth	flat to low single digit	1.3%

Preliminary Financial Guidance for Fiscal Year 2014

The Company is also providing preliminary financial guidance for the full fiscal year (53 weeks) ending February 3, 2015 (“fiscal year 2014”).  These projections are preliminary forecasts and are intended solely to give investors an understanding of management’s expectations for the full fiscal year in light of the recent consumer environment and sales trends.  The projections do not take into account, or give effect for, acquisitions that may be completed by the Company during the fiscal year or any other events that are beyond the Company’s reasonable control.  The Company will update these projections concurrently with the release of its finalized results for the fourth fiscal quarter and fiscal year 2013.

Full Fiscal Year Ending February 3, 2015	Preliminary Guidance Range
Net sales (in billions)	$1.380 to $1.430
New stores	140 to 160
Net store unit increase	110 to 125
GAAP EPS	$1.72 to $1.81
ERP system implementation costs per share	$0.13 to $0.14
Adjusted EPS	$1.85 to $1.95
Comparable-store sales growth	low single digit

Fiscal year 2014 will consist of 53 weeks, as compared with fiscal year 2013, which consisted of 52 weeks.  Comparable-store sales growth for fiscal year 2014 excludes incremental sales related to the extra week of operations.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology; however, not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to our GAAP and Adjusted EPS for fiscal year 2013 and preliminary financial guidance and projections for fiscal year 2014, are subject to various risks and uncertainties, including but not limited to downturns in the economy; reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees; the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales; our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our controlling stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 29, 2013 filed with the Securities and Exchange Commission (“SEC”) on April 1, 2013 and our other SEC filings.  Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release.  Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. We do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Adjusted EPS and the other “Adjusted” data provided in this press release are considered non-GAAP financial measures.  We report our financial results in accordance with U.S. GAAP; however, management believes evaluating our ongoing operating results may be enhanced if investors have additional non-GAAP basis financial measures to facilitate year-over-year comparisons. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be effective indicators, for both management and investors, of our financial performance over time. Our management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

About Mattress Firm

Houston-based Mattress Firm is a high growth specialty retailer, recognized as the nation’s leading bedding specialty retailer, offering a broad selection of both traditional and specialty mattresses, bedding accessories and related products from leading manufacturers. With more than 1,300 company-operated and franchised stores across 33 states, Mattress Firm has the largest geographic footprint in the United States among multi-brand mattress specialty retailers. Mattress Firm offers customers comfortable store environments, guarantees on price, comfort and service, and highly-trained sales professionals. More information is available at http://www.mattressfirm.com.  Mattress Firm’s website is not part of this press release.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713.343.3652

Media Contact: Sunni Goodman, sunni.goodman@mattressfirm.com, 713.343.3579

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